4

                     NOTE PURCHASE AGREEMENT



          THIS NOTE PURCHASE AGREEMENT (the "Agreement") is entered into and is effective as of February 4, 1999 by and between The viaLink Company, an Oklahoma corporation (the "Company"), and Hewlett-Packard Company, a Delaware corporation ("HP").



                            RECITALS:

          WHEREAS, on the terms and subject to the conditions set forth herein, HP is willing to advance $6,000,000 to the Company, and the Company is willing to execute in favor of HP a subordinated secured promissory note in the principal amount of $6,000,000 (the "Initial Note") which note may be exchanged for a similar note with certain conversion features on the terms set forth herein.



                           AGREEMENT:

          NOW,    THEREFORE,    in    consideration    of     the
representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:


     1.   Purchase  and  Sale  of Promissory  Note;  Issuance  of
          Convertible Note; Use of Proceeds.

          (a) Issuance and Delivery of the Initial Note. Subject to the terms and conditions of this Agreement, HP agrees to purchase at the  Closing (as defined below), and the Company agrees  to  sell and issue to HP at the Closing, a Subordinated Secured Promissory
Note  in  the principal amount of $6,000,000, the form  of  which
note  is attached hereto as Exhibit A (the "Initial Note").   The
issuance  of the Initial Note shall take place at a closing  (the
"Closing")  to be held at such place and time and  on  such  date
(the  "Closing Date"), not later than February 4,  1999,  as  the
Company and HP may determine. At the Closing, the Company will deliver to HP the Initial Note, against receipt by the Company of an amount in immediately available funds equal to the face value of the Initial Note (the "Purchase Price"). The Initial Note shall be registered in HP's name in the Company's records.

(b)  Issuance of Convertible Promissory Note.
               (i)  In connection with the proxy materials to be
 prepared and  distributed in connection with the Company's 1999 annual  meeting of  shareholders, in addition to any other matters which  may  be submitted for shareholder approval, the Company agrees to include a proposal to approve the issuance of additional shares of its Common Stock, par value $0.001 per share (the "Common
Stock"), pursuant   to   the  form  of  Subordinated  Secured  Convertible
Promissory  Note  attached as Exhibit B hereto (the  "Convertible
Note" and, together with the Initial Note, sometimes hereinafter,
the   "Notes")   for   the  purpose  of   complying   with   Rule
4310(c)(25)(H)(i)(d)  of the National Association  of  Securities
Dealers,   Inc.  Manual.   Conditioned  upon  receipt   of   such
shareholder approval, within five (5) business days following its
1999  annual  meeting of shareholders, upon HP's  tender  of  the
original  Initial  Note  for  cancellation,  the  Company   shall
exchange the Initial Note for the Convertible Note.

               (ii) In the event that, for any reason the Company determines that shareholder approval is not required in connection with the
issuance  of  the  shares  of  Common  Stock  pursuant   to   the
Convertible Note (including, but not limited to, in the event that (i) the number of shares to be issued falls below 20% of the outstanding shares of Common Stock or (ii) the five (5) day average closing price of the Company's Common Stock on the Nasdaq
Small Cap Market falls below $7.00, the conversion price set forth in the Convertible Note), then the Company and HP shall promptly exchange the Initial Note for the Convertible Note.

(iii)     The conversion price set forth in the Convertible Note
shall not be subject to any adjustment for any change in the market value of the Company's Common Stock between the date
hereof and the exchange of the Notes.
          (c) Use of Proceeds. The parties intend that approximately fifty percent (50%) of the Purchase Price of the Notes are to be used by the Company for the purchase, directly or indirectly,  of
HP products and/or services, and that the remaining amount may be used  for  general corporate and working capital purposes,  which may  include, subject to the restrictions imposed on the  Company
pursuant  to  the  Transaction  Documents  (as  defined   below),
potential acquisitions of companies and technologies which are complementary to the Company's viaLink services.


     2.   Representation and Warranties of the Company

          .   The Company represents and warrants to HP that,  as
of  the  date  hereof,  except  as disclosed  in  the  Disclosure
Schedule in the form of Schedule 1 attached hereto:

          (a) Due Incorporation, Qualification, etc. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; and (ii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

(b)  Capitalization.  The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock, par value
$0.001 per share.  As of December 31, 1998, (i) 2,826,612 shares of Common Stock were issued and outstanding; (ii) 360,000 shares of Common Stock were reserved for issuance pursuant to certain
Stock Option Agreements dated October 15, 1996 initially issued to Larry Howell and John Simonelli (the "Simonelli and Howell
Options"); (iii) up to 920,000 shares of Common Stock were
reserved for issuance upon the exercise of certain Redeemable
Common Stock Purchase Warrants with an exercise price of $5.00 per share (the "Warrants"); (iv) 100,000 shares of Common Stock were reserved for issuance pursuant to the exercise of certain
Common Stock Underwriter Warrants with an exercise price of $6.00 per share (the "Common Stock Underwriter Warrants") issued to the underwriters in connection with the Company's initial public offering; (v) 80,000 shares of Common Stock were reserved for issuance pursuant to the exercise of certain Warrant Underwriter
Warrants entitling the holder to purchase a warrant to purchase
Common Stock for $0.15 per warrant, which warrant entitles the holder thereof to purchase a share of Common Stock at $6.00 share
(the "Warrant Underwriter Warrants"); and (vi) 50,000 shares of
Common Stock pursuant to the exercise of options to purchase up to 38,000 shares of Common Stock at an exercise price of $3.50 per share issued to David Mitchell and options to purchase up to
12,000 shares of Common Stock at an exercise price of $3.50 per share issued to Ron Beasley, both pursuant to that certain Asset
Purchase Agreement dated June 12, 1997 by and among the Company
(f/k/a Applied Intelligence Group, Inc.), HT Technologies, Inc.,
and Messrs. Mitchell and Beasley (the "Ijob Options").  The
outstanding shares of the Company's Common Stock have been duly authorized and validly issued and are fully paid and
nonassessable.  Other than pursuant to conversion of the Notes, the exercise of the Simonelli and Howell Options, the exercise of the Warrants, the Common Stock Underwriter Warrants and the
Warrant Underwriters Warrants, the exercise of the Ijob Options, and the exercise of the stock options granted or which may be granted under the Company's stock option plans, the Company has not authorized or issued any other shares of its capital stock or any securities convertible into or exercisable for shares of its capital stock.  As of December 31, 1998, the Company had reserved
1,510,946 shares of Common Stock for issuance under the Company's option plan.  As of December 31, 1998, there were outstanding options to purchase up to 1,212,622 shares of Common Stock under the Company's stock option plans.  All outstanding securities of the Company were issued in compliance with applicable federal and state securities laws.
(c)  Authority; Enforceability.  The execution, delivery and performance by the Company of each Transaction Document (as
defined below) and the consummation by the Company of the
transaction contemplated thereby (i) are within the power of the
Company, and (ii) have been duly authorized by all necessary actions on the part of the Company.  Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the
Company, enforceable against the Company in accordance with its terms, excepts as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.
(d)  Issuance of Common Stock.  The shares of the Company's
Common Stock issuable upon conversion of the Convertible Note
(the "Underlying Common Stock"), when issued in compliance with this Agreement and the Convertible Note, will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon HP through no action of the Company; provided,
however, that the Underlying Common Stock will be subject to restrictions on transfer under federal and/or state securities laws and under the Shareholder Agreement (as defined below).  The
Underlying Common Stock is not subject to any preemptive rights or rights of first refusal.
(e)  Non-Contravention.  The execution and delivery by the
Company of the Transaction Documents and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Certificate of Incorporation, as
amended, or Bylaws, as amended, of the Company, or any judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other person to accelerate (whether after the giving of notice or lapse of time or both), any mortgage, indenture, agreement, instrument or
contract to which the Company is a party or by which it is bound;
or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company (other than any
Lien (as defined in the Security Agreement, dated as of the date hereof, by and between the parties hereto) or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the
Company, its business or operations or any of its assets or
properties.
(f)  Approvals.  Except for (i) the shareholder approvals
contemplated by Section 1(b) above, (ii) the filing of an
application to list the Underlying Common Stock on the Nasdaq
Small Cap Market, and (iii) any federal or state securities
filings required subsequent to the Closing, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (as defined in the Security Agreement) (including without limitation the
shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by the Company and the performance and consummation of the
transactions contemplated thereby.
(g)  Title.  The Company owns and has good and marketable title in fee simple absolute to, or a valid leasehold interest in, all of its real properties and good title to all personal property included in its other assets and properties as reflected in the unaudited balance sheet as at, and income statement for nine months ended September 20, 1998, as set forth in the Company's
Quarterly Report on Form 10-QSB for the quarterly period ended
September 30,  1998 (collectively, the "Unaudited Financial
Statements"), (except those assets and properties disposed of in the ordinary course of business since the date of such Unaudited
Financial Statements and the sale of the Company's ijob.com, Inc.
subsidiary in exchange for an $800,000 promissory note) and all respective assets and properties acquired by the Company and the
Company's subsidiaries since such date (except those disposed of in the ordinary course of business).  Such assets and properties are subject to no Lien, except for Permitted Liens (as defined in the Security Agreement).
(h)  Financial Statements.  The Unaudited Financial Statements
(i) are in accordance with the books and records of the Company, which have been maintained in accordance with good business
practices; and (ii) fairly present the consolidated financial position of the Company as of the dates presented therein and the income for the periods presented therein.  The Unaudited
Financial Statements set forth in  reasonable detail the
Company's accounting policies, principles and methods, and there has been no change thereof since the date of such Unaudited
Financial Statements, except as may be required by generally accepted accounting principles ("GAAP").  Except as set forth in the Unaudited Financial Statements, the Company does not have any contingent obligations, liability for taxes or other outstanding obligations which should have been reflected in such financial statements, which are material in the aggregate and of which the
Company is aware, except as incurred in the ordinary course of business after the date of such Unaudited Financial Statements.
The Company has capitalized certain software development costs, and such costs are reflected in the Unaudited Financial
Statements.
(i)  Key Employees.  The Company does not know of the impending resignation or termination of employment of any key officer, consultant or employee of the Company that, if consummated, would have a materially adverse affect on its business.
(j)  Material Liabilities.  The Company has no material
liabilities or obligation, absolute or contingent (individually or in the aggregate), except (i) the liabilities and obligations set forth in the Unaudited Financial Statements, (ii) liabilities and obligations which have been incurred in the ordinary course of business, and (iii) liabilities and obligations under sales, procurement, licenses and other contracts and arrangements
entered into in the ordinary course of business.
(k)  Patents and Other Intangible Assets.
               (i)  The Company owns or has the right to use, all patents, trademarks, service marks, trade names, copyrights (and  licenses with  respect  to  the  foregoing) used in  the  conduct  of  its
business.   There are no pending or, to the Company's  knowledge,
threatened  claims against the Company alleging that the  conduct of the Company's business infringes upon otherwise conflicts with the right or claimed right of any person under or with respect to any  of the foregoing.  The Company is not obligated or under any liability  whatsoever to make any payments by way  of  royalties, fees  or otherwise to any owner of, licensor of or other claimant
to   any  patent,  trademark,  trade  name,  copyright  or  other intangible  asset, with respect to the use thereof in  connection with  the  conduct  of  its business or  otherwise,  except  with respect  to licenses entered into by the Company in the  ordinary course  of  business.  Except in the ordinary course of business, including as part of the standard subscription agreement for  its
viaLink  service,  the Company has not granted  any  licenses  or
manufacturing  rights  with  respect  to  its  business  as   now
conducted or as now proposed to conducted.

               (ii) The Company owns or has the right to use all trade secrets, including know-how, inventions, designs, processes and technical data required for the development, operation and sale of all products and services sold and now proposed to be sold by the Company, free and clear of any rights of others.

(iii) The Company has not received any communication alleging that the Company has violated or, by conducting its business as now proposed, would violate or infringe in any way any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity.
          (l) Securities Law Compliance. Subject to the accuracy of HP's representations and warranties in Section 3 below, the offer, sale and issuance of the Note to be issued in conformity with this Agreement and the issuance of the Underlying Common Stock upon conversion of the Note constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), and all applicable state securities laws.

(m) No Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken or permitted to be taken by the Company, any liability for brokerage or finders' fees or agents' commissions or similar charges in connection with the execution and performance of the transactions contemplated by this Agreement.
(n) Disclosure. This Agreement, together with the Disclosure Schedule, the Notes, the Shareholder Agreement (as defined below), and the Security Agreement (as defined below) (collectively, the "Transaction Documents"), when taken as a whole, does not contain any untrue statement by the Company of a material fact or omit to state a material fact required to be stated therein by the Company in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Without limiting the generality of the foregoing, the Company shall in no event be deemed to have made to HP any representations or warranties with respect to any projections, estimates or budgets of future revenues, expenses or expenditures or future results of operations which the Company may have supplied to HP in good faith prior to the date hereof.

     3.   Representations and Warranties of HP

          .  HP represents and warrants to the Company that:

          (a) Authority. The execution, delivery and performance by HP of each Transaction Document and the consummation by HP of the transactions contemplated thereby are within the power of HP  and have been duly authorized by all necessary actions on the part of
HP.   Each Transaction Document executed,  or to be executed,  by
HP  has  been or will be, duly executed and delivered by  HP  and
constitutes,  or  will constitute, a legal,  valid   and  binding
obligation of HP, enforceable against HP in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

          (b)  Securities Law Investment Representations.

               (i) Restricted Securities. HP acknowledges that the Notes and the Underlying Common Stock (collectively, the "Securities") have not been and will not be registered under the Securities Act, or the securities laws of any state of the United States or any other jurisdiction, and except, with respect to the Underlying
Common Stock, as provided in the Shareholder Agreement to be entered into in connection with the Closing, the form of which is attached as Exhibit C hereto (the "Shareholder Agreement"), HP has no right to require such registration.

               (ii) Investment Intent. HP is purchasing the Securities for HP's own account for investment and not for the interest of any other person and not for resale to others or with a view to or for sale in connection with any distribution thereof.

(iii) Experience; Access. HP has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment and to bear the economic risk of such investment for an indefinite period of time. HP believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. HP further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company.
(iv) Accredited Investor. HP is an "accredited investor" (as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act).
(v) Resale Restrictions. HP will not resell or otherwise dispose of the Securities or any interest therein at any time unless it has complied with the Shareholder Agreement and (i) such securities are subsequently registered under the Securities
Act and appropriate state securities laws, or (ii) an exemption from registration is available and, if the Company requests, the Company receives an opinion of counsel reasonably satisfactory to it that such exemption is available, and the written approval of the Company to any transfer has first been obtained.
          (c) Legend. It is understood that the certificates evidencing the Securities shall bear one or all of the following legends:

               (i) "These securities have not been registered under the Securities Act of 1933 as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Securities Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of the Securities Act."

(ii) Any legend required by the laws of the State of Oklahoma, or any other applicable jurisdiction.
(iii) Any legend required by the Transaction Documents to which HP is a party.
          (d) No Brokers or Finders. HP has not incurred, will not incur, directly or indirectly, as a result of any action taken or permitted to be taken by HP, any liability for brokerage or finders' fees or agents' commissions or similar charges in connection with the execution and performance of the transactions contemplated by this Agreement.

(e) Tax Advisors. With respect to the federal, state and local tax consequences of this investment, HP is relying solely on HP's own tax advisors and not on any statements or representations of the Company or any of its agents and understands that HP shall be responsible for HP's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

     4.   California Commissioner of Corporations Legend.

          THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.


     5.   Conditions to Closing.

          (a) Conditions of HP to Closing. HP's obligation hereunder to advance the Purchase Price to the Company is subject to the satisfaction, on or prior to the Closing Date, of all the following conditions, any of which may be waived in whole or in part by HP:

               (i) Representations and Warranties; Covenants; Officer's Certificate.

                   (1) The representations and warranties made by the Company in Section 2 hereof shall be true and correct in all material respects as of the Closing Date.

(2) The Company shall have performed all covenants set forth in the Transaction Documents required to be performed prior to the Closing.
(3) A duly authorized officer of the Company shall have delivered to HP a certificate, dated the Closing Date, with respect to the satisfaction of the conditions set forth herein.
               (ii) Transaction Documents. The Company shall have duly executed and delivered to HP the following Transaction Documents:

                    (1)  This Agreement;

(2)  The Initial Note;
(3) The Security Agreement in the form attached as Exhibit D hereto (the "Security Agreement"); and
(4)  The Shareholder Agreement.
               (iii) Financing Statements. The Company shall have delivered to HP the UCC-1 financing statements and other documents and instruments which HP may reasonably request to perfect its security interest in the Collateral (as defined in the Security
Agreement).

(iv) Corporate Documents. The Company shall have delivered to HP each of the following:
                    (1) The Certificate of Incorporation, as amended, of the Company, certified as of a recent date prior to the Closing Date by the Secretary of the State of Oklahoma;

(2) A Certificate of Good Standing with respect to the Company, certified as of a recent date prior to the Closing Date by the Secretary of the State of Oklahoma;
(3) A certificate of the Secretary of the Company, dated the Closing Date, certifying that: (A) the Certificate of Incorporation, as amended, of the Company, delivered to HP pursuant to Section 5(a)(iv)(1) hereof, is in full force and effect and has not been amended, supplemented, revoked or repealed since the date of such certification; (B) attached thereto is a true and correct copy of the Bylaws, as amended, of the Company as in effect on the Closing Date; (C) attached thereto is a true and correct copy of resolutions duly adopted by the Board of Directors of the Company approving this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby; (D) there are no proceedings for the dissolution or liquidation of the Company that have commenced or, to the knowledge of the Company, been threatened; and (E) the incumbency, signatures and authority of the officers of the Company authorized to execute and deliver the Transaction Documents on behalf of the Company and perform the Company's obligations thereunder on behalf of the Company.
          (b) Company Conditions to Closing. The Company's obligation hereunder to accept the Purchase Price from HP is subject to satisfaction, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or part by the Company:

               (i) Representations and Warranties; Covenants; Officer's Certificate.

                    (1)  The representations and warranties made by HP in
 Section 3 hereof shall be true and correct in all material respects as of the Closing Date.

(2) HP shall have performed all covenants set forth in this Agreement required to be performed prior to the Closing.
(3) A duly authorized officer of HP shall have delivered to the company a certificate, dated the Closing Date, with respect to the satisfaction of the conditions set forth in Section
4(b)(i)(1)-(2).
               (ii) Note Transaction Documents. HP shall have duly executed and delivered to the Company the following Transaction Documents:

                    (1)  This Agreement;

(2)  The Initial Note;
(3)  The Security Agreement; and
(4)  The Shareholder Agreement.

     6.   Additional Agreements.

          (a) Non-Solicitation. HP agrees that it will not, for a period of one year, directly or indirectly, solicit for employment any employee  of  the Company who serves in an executive capacity  or who  is  identified  by HP as a result of its evaluation  of  the
Company   or   otherwise  in  connection  with  the  transactions
contemplated by this Agreement.

(b) Company Display of HP Trademarks and Logos. The Company will prominently display HP trademarks and logos to be agreed upon between the Company and HP and which may include the logo
"Powered by HP" in the user interface to the viaLink service in connection with any HP products or services purchased by the Company pursuant to Section 1(c) hereof.
(c) Hosting, Co-Marketing and Services Agreement. After the date hereof the parties may, but are under no obligation to negotiate and enter into an agreement to extend the relationship between the parties, which may take the form of a Hosting, Co-
Marketing and Services Agreement providing, among other things, that
               (i) HP would serve as the host for the Company's viaLink service and would charge the Company at a discounted rate for such host services;

(ii) HP would jointly promote and market HP hardware and services and the viaLink service to potential customers and industry analysts and decision-makers; and
(iii) the Company would jointly advertise and market HP hardware and services to be provided under any definitive agreement, which promotion may include the prominent display of HP trademarks and logos to be agreed upon between the Company and HP and which may include the logo "Powered by HP" in the user interface to the viaLink service.
          (d) Publicity. Except for disclosures to be made by the Company or HP pursuant to their respective reporting obligations under the Securities Exchange Act of 1934 and any requirements imposed on any exchange on which its securities may be listed, HP and the Company will mutually agree on any public release of information regarding this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby.

          (e) Confidentiality. From and after the date hereof, each of HP and the Company shall receive confidential information of the
other   party.   For  purposes  hereof,  the  party,   disclosing
confidential information shall be designated "Discloser" and  the party receiving such information shall be designated "Recipient".
Except  with Discloser's prior written approval, Recipient  shall keep all of Discloser's confidential information confidential and shall  use such information only for the furtherance of  business
relationships  between  the  parties.   Recipient  shall  protect
Discloser's confidential information by using the same degree  of care,  but  no less than a reasonable degree of care, to  prevent
the   unauthorized   use,  dissemination,   or   publication   of
Discloser's confidential information as Recipient uses to protect its own confidential information of a like nature. Information shall not be deemed confidential if it (i) is or becomes a matter of public knowledge through no fault of Recipient; (ii) is rightfully received by Recipient from a third party without a duty of confidentiality; (iii) is disclosed under operation of law; or (iv) is independently developed by Recipient. Recipient agrees that Discloser is entitled, in addition to any other remedies available to it either at law or in equity, to injunctive relief restraining Recipient from violation of the foregoing restrictions.


     7.   Miscellaneous.

          (a) Waivers and Amendments. No provision of this Agreement may be amended or modified without the written consent of the Company and HP. No provision of this Agreement may be waived unless such waiver is in writing and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

(b) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.
(c) Survival. The representations and warranties made herein shall survive the execution and delivery of this Agreement for a period of twelve months.
(d) Successors and Assigns. Subject to the restrictions on transfer contained herein and in the Shareholder Agreement, the rights and obligations of the Company and HP shall be binding upon and benefit the successors, assigns, heirs, administrators, and transferees of the parties.
(e) Assignment by HP and the Company. Neither the Notes nor any of the rights, interests or obligations thereunder or hereunder or under any other Transaction Document may be assigned, in whole or in part, by either HP or the Company without the prior written consent of the other, which consent shall not be unreasonably withheld.
(f) Entire Agreement. This Agreement together with the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and supersedes all prior agreements, including that certain Memorandum of Understanding dated December 21, 1998 between the parties with respect to such matters.
          (g) Notices. Any notice, request, or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of delivery if personally delivered, on the date of being faxed if sent by confirmed fax, on the first business day after being sent if sent by recognized overnight courier, and on the third business day after being mailed if sent by registered or certified mail, postage prepaid, addressed as follows:

     if to Holder, to:
          Hewlett-Packard Company
          Financing & Complements Group
          333 Logue Avenue
          Mountain View, California  94043
          Attention: General Manager
          Fax:  (650) 919-8013


     with a copy to:
          Hewlett-Packard Company
          3000 Hanover Street
          MS: 2OBQ
          Palo Alto, California  94304
          Attention: Legal Department
          Fax:  (650) 857-4392


     if to the Company to:
          The viaLink Company
          13800 Benson Road, Suite 100
          Edmond Oklahoma  73013-6417
          Attention: Chief Executive Officer
          Fax:  (405) 936-2599


     with a copy to:
          Brobeck, Phleger & Harrison LLP
          301 Congress Avenue, Suite 1200
          Austin, Texas  78701
          Attention: Matthew Lyons
          Fax:  (512) 477-5813



          (h)  Expenses.  Each party shall bear and pay its own legal fees
in   connection  with  the  negotiation  and  execution  of  this
Agreement and the other Transaction Documents.

(i) Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
(j) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall be deemed to constitute one instrument.
                    [Signature page follows]
          IN WITNESS WHEREOF, each of the parties has caused this Note Purchase Agreement to be duly executed and delivered by its duly authorized representative as of the date first written above.

                           THE VIALINK COMPANY



                           By:    /s/ Lewis B. Kilbourne
                           Name: Lewis B. Kilbourne
                           Title:    Chief Executive Officer




                           HEWLETT-PACKARD COMPANY


                           By:    /s/ Craig A. White
                           Name: Craig A. White
                           Title:    VP & General Manager


                              EXHIBIT A



          FORM OF SUBORDINATED SECURED PROMISSORY NOTE

                    [See Exhibit 10.2 to 8-K]

                                                        EXHIBIT B



                      FORM OF SUBORDINATED
               SECURED CONVERTIBLE PROMISSORY NOTE

                                                        EXHIBIT C



                  FORM OF SHAREHOLDER AGREEMENT

                    [See Exhibit 4.1 to 8-K]

                                                        EXHIBIT D



                   FORM OF SECURITY AGREEMENT

                    [See Exhibit 10.3 to 8-K]



                           SCHEDULE 1



         DISCLOSURE SCHEDULE TO NOTE PURCHASE AGREEMENT
                         BY AND BETWEEN

                       THE VIALINK COMPANY
                               AND
                     HEWLETT-PACKARD COMPANY



                    DATED:   February 4, 1999



          The schedules and information contained in this Disclosure Schedule are being delivered by The viaLink Company (the "Company") to Hewlett-Packard Company as the Disclosure Schedule to the Note Purchase Agreement dated as of February __, 1999 (the "Agreement") between such parties and such Disclosure Schedule modifies the representations and warranties contained in the Agreement.

          Schedule, section and subsection references and headings are inserted for convenience of reference only. To the extent that an item disclosed in one section or subsection of the Disclosure Schedule and the applicability of such item to another section or subsection of the Agreement is reasonably apparent by reference to the Agreement and the Disclosure Schedule, such item is hereby incorporated by reference in all other sections and subsections of the Disclosure Schedule and modify all representations and warranties contained in the Agreement, although the Company has endeavored in good faith to provide specific appropriate cross references.

          Nothing contained herein is intended to broaden the scope of any representation or warranty contained in the
Agreement or to create any covenant on the part of the Company. Inclusion of an item herein (1) does not represent a determination by the Company that such item (a) is material (nor shall it be deemed to establish a standard of materiality) or
(b)  did  not  arise  in  the ordinary  course  of  business  and
(2) shall not constitute, or be deemed to be, an admission to any third party concerning such item by the Company.

          Unless otherwise specified, all capitalized terms used but not defined herein have the meaning ascribed to them in the Agreement.



                     SCHEDULE 1 (CONTINUED)


     Section 2(k):  Patents and Other Intangible Assets.  The
Company has registered the "viaLink" and "Chainlink" trademarks with the US Patent and Trademark Office.